Exhibit 99.1
Ziyang Ceramics Reports Financial Results for the Year Ended December 31, 2011

Zhucheng, China--(3/29/2012) – Ziyang Ceramics Corporation (OTC.BB:ZYCI), a leading manufacturer of high quality interior porcelain tiles in China, announced today its financial results for the year ended December 31, 2011.

-	Revenue reached $43.1 million in 2011, up 38.7% from the $31.1 million recorded in 2010
-	Operating Income reached $13.1 million, up 45.2% from the $9.0 million recorded in 2010
-	Net Income for 2011 reached $10.8 million, up 49.1% from Net Income of $7.3 million recorded in 2010

Financial Highlights

For the full year of 2011, total revenues were $43.1 million, up 38.7% from the $31.1 million recorded in 2010.  The increase in revenue was largely driven by a shift in sales mix toward our higher priced premium polycrystalline porcelain floor tiles introduced late in 2010 coupled with the launch of our new interior wall tile series in August of 2011.   Gross profit rose by 36.5% to $14.8 million in 2011 compared to gross profit of $10.9 million achieved in 2010.   Gross profit margin for 2011 was 34.4% compared to 34.9% in 2010 reflecting higher costs associated with the launch of the new interior wall tile series.

Total operating expenses for the full year of 2011 were $1.7 million, down 6.6% from $1.8 million recorded in 2010.  The decrease is primarily attributable to $0.3 million reduction in retirement insurance expense, partially offset by $0.1 million increase in salaries and selling expenses.

For the full year of 2011 net income increased 49.1% to $10.8 million with 844,360 weighted average basic and diluted shares outstanding. This compares to net income of $7.3 million with 590,035 weighted average basic and diluted shares outstanding recorded in the same period in 2010. In January of 2012 the conditions were met for full conversion of two promissory notes into common stock of the company which will result in the issuance of approximately 8.9 million common shares. We issued these promissory notes in connection with our acquisition of Ziyang Ceramic Company Limited. After the issuance of the 8.9 million shares, we will have approximately 10 million common shares outstanding.  If these shares are taken into account, our earnings per share would have been approximately $1.08 on 10 million common shares.

Balance Sheet

At December 31, 2011, total cash was $5.9 million, an increase of 21.0% from $4.9 million in total cash at December 31, 2010. Current assets were $14.2 million at December 31, 2011compared to current assets of $11.0 million at December 31, 2010.Total shareholder equity increased to $21.7 million, up 63.4% compared to shareholder equity of $13.3 million at December 31, 2010.

Commenting on the financial results for the full year of 2011, Mr. Lingbo Chi, CEO of Ziyang Ceramics, stated, "2011 was a year of significant growth and change for our company.  In addition to achieving strong top and bottom line performance, we completed the launch of a new interior wall tile series to help set the stage for future growth.  We are confident that as we head into 2012 we are well positioned to continue our growth with our growing distribution base and our product roadmap.  We look forward to improving on our 2011 performance as we look to maximize the value of our company for the benefit of our stockholders.”

About Ziyang Ceramics Corporation

Ziyang Ceramics Corporation, headquartered in Zhucheng city of Shandong Province in China, manufactures porcelain tiles used for interior residential and commercial applications and sells through a distribution network of more than 150 distributors across 10 provinces, concentrating on major second and third tier cities located primarily in Eastern and Central China.   For more information about Ziyang Ceramics Corporation, please visit: www.ziyangcorp.com.

ZIYANG CERAMICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash	$5,871,256	$4,851,436
Notes receivable	1,728,340
Accounts receivable	554,744	455,004
Inventories, net	2,629,125	2,550,636
Loan receivable	3,148,466	3,085,393
Prepaid expenses and other current assets	214,977	56,854
Total Current Assets	14,146,908	10,999,323

Restricted cash		544,481
Property and equipment, net	16,067,234	10,536,945
Long term prepaid expenses	2,796,828	2.760.746
Other long term assets	236,181	172,864
Total Assets	$33,247,151	$25,014,359

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable-short term	$5,588,527	$8,091,594
Notes payable		544,481
Notes payable-related party	1,007,420
Accounts payable and accrued expenses	2,004,573	1,480,395
Other payables	1,229,326	753,002
Advances from customers	332,495	255,448
Due to related party	559,325
Taxes payable	525,851	357,874
Derivative liability	24,777
Total Current Liabilities	11,272,294	11,482,794
Loans payable-long term	236,135	226,867
Total Liabilities	11,508,429	11,709,661

SHAREHOLDERS' EQUITY:
Ziyang Ceramics Corporation Shareholders' equity
Common stock, $.001 par value, 500,000,000 shares authorized;
1,091,812 and 590,035 shares issued and outstanding
at December 31, 2011 and 2010	1,092	590
Additional paid-in capital	7,320,512	7,294,207
Retained earnings	13,326,323	5,540,770
Other comprehensive income	1,090,795	469,131
Total Shareholders' Equity	21,738,722	13,304,698
Total Liabilities and Shareholders' Equity	$33,247,151	$25,014,359

ZIYANG CERAMICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
	Year Ended December 31, 2011	Year Ended December 31, 2010
Net revenues	$43,147,159	$31,101,051
Cost of revenues	28,313,055	20,234,098
Gross Profit	14,834,104	10,866,953

Operating expenses:
Selling expenses	212,508	171,631
General and administrative expenses	1,486,358	1,646,333
Total operating expenses	1,698,866	1,817,964

Operating income (loss)	13,135,238	9.048.989

Other (expenses) income:
Interest income	403,091	79,844
Interest expense	(579,608)	(407,031)
Interest expense - related party	(20,149)
Gain from change in fair value of derivative liability	120,625	-
Other expense	(49,253)	(939)
Total other expenses	(125,294)	(328,126)
Income (loss) before income taxes	13,009,944	8,720,863

Income taxes	2,175,118	1,452,993

Net Income	$10,834,826	$7,267,870
Comprehensive Income:
Net Income	$10,834,826	$7,267,870

Foreign currency translation gain	621,664	439,537

Comprehensive Income	$11,456,490	$7,707,407

Basic and diluted net income per common share:	$12.83	$12.32

Weighted average common shares outstanding - basic and diluted	844,360	590,035

Safe Harbor Statement
Ziyang Ceramics Corporation is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding the growth of our sales and distribution network and our expectations regarding new product development, revenues and earnings.
We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.

Contact:
Ziyang Ceramics Corporation
U.S. Representative
Pearl Group Advisors
Dore Perler
Tel:(954) 232-5363
Email:Dore@PearlGroupAdvisors.com